Exhibit 99.B8

        Amended and Restated Custodian Agreement and Amendments Thereto
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                              AMENDED AND RESTATED

                                CUSTODY AGREEMENT


      Agreement made as of this 13th day of September, 1985, between THOMSON MCKINNON INVESTMENT TRUST, a Massachusetts business trust organized and existing under the laws of The Commonwealth of Massachusetts, having a principal office and place of business at One New York Plaza, New York, New York 10004 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10015 (hereinafter called the "Custodian").

      WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of February 23, 1984; and

      WHEREAS, since February 23, 1984, the Fund has created two additional series of shares of beneficial interest, which requires that certain amendments be made to said Custody Agreement.

      NOW, THEREFORE, in consideration of the mutual promises thereinafter set forth the Fund and the Custodian agree that, effective as of the date hereof, the Custody Agreement is hereby amended and restated as set forth below.

                                    ARTICLE I

                                  Definitions:

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "Authorized Person" shall be deemed to include any person, whether or not such person is an Officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be delivered by the fund to the Custodian from time to time.

      "Book-Entry System" shall mean the Federal Reserve / Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

      "Certificate" shall mean any notice, instruction, or other instrument in writing and signed on behalf of the Fund by any two Officers, and which is authorized or required by this Agreement to be delivered to the Custodian by the Fund and is actually received by the Custodian.

      "Call Option" shall mean an exchange-traded option with respect to Securities, other than Futures Contracts and Futures Contract Options, entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

      "Covered Call Option" shall mean an option with respect to Securities, other than Futures Contracts and Futures Contract Options, entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities which are owned by the writer thereof and held subject to appropriate restrictions.

      "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

      "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article V herein, or (b) any receipt described in Article V or VIII herein.

      "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean to include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

      "Forward Commitment" shall mean a contract (other than a Futures Contract) to purchase Securities for a fixed price at a future date beyond customary settlement time.

      "Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

      "Futures Contract Option" shall mean an option with respect to a Futures Contract.

      "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Series for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, as the case may be, in accordance with an agreement between the Fund on behalf of the Series, the Custodian and a broker, dealer, futures commission merchant or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account for each Series, in which certain Securities and/or money of a Series shall be deposited and withdrawn from time to time in connection with transactions in Futures Contracts and Futures Contract Options in which the Series from time to time may engage. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

      "Money Market Security" shall be deemed to include, without limitation, certain debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in Federal Funds on the same day as such purchase or sale.

      "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, its successor or successors, and its nominee or nominees.

      "Officers" shall be deemed to include the President, any Vice President, the Clerk or the Treasurer of the Fund duly authorized by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be delivered by the Fund to the Custodian from time to time.

      "Option" shall mean a Call Option, Covered Call Option, and/or a Put
      Option.

      "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

      "Put Option" shall mean an exchange-traded option with respect to Securities, other than Futures Contracts and Futures Contract Options, entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

      "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Futures Contracts, Futures Contract Options, common stock, securities convertible into common stock and other securities having characteristics similar to common stock preferred stocks, debt obligations issued by state or municipal governments and by public authorities (including, without limitation, general obligation bonds, revenue bonds and industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

      "Senior Security Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with certain Options, Futures Contracts and Futures Contract Options transactions in which the Fund from time to time may engage.

      "Series" shall mean the Thomson McKinnon U.S. Government Fund, the Thomson McKinnon Tax Exempt Fund, the Thomson McKinnon Income Fund, the Thomson McKinnon Growth Fund, the Thomson McKinnon Opportunity Fund, and the Thomson McKinnon Short-Term Fund, each being a separate series of the Trust's shares of beneficial interest representing interests in separate portfolios of securities and other assets, and any such other series that the Trustees of the Trust in their discretion may create and that are described from time to time in the currently effective prospectus of the Trust and for which the Custodian agrees to act as custodian pursuant to
      Article XV hereof.

      "Shares" shall mean the shares of beneficial interest of the Fund, each of which is allocated to a particular Series.

      "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication.


                                   ARTICLE II

                            Appointment of Custodian

1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by any Series of the Fund during the period of this Agreement.

2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III

                         Custody of Cash and Securities

1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by each Series of the Fund, at any time during the period of this Agreement, and shall specify the Series which owns any such Securities or money. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on a Series' behalf where such credits previously have been made and moneys not finally collected.

      The Fund shall deliver to the Custodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate, to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of which Series owns such Securities, and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. The Fund also shall deliver to the Custodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate, to deposit in the Depository all Securities eligible for deposit therein, regardless of which Series owns such Securities, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in non-priorietary accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity.

      The Fund shall deliver to the Custodian, prior to the Custodian's accepting, utilizing and acting as provided in this Agreement with respect to Clearing Member confirmations for transactions in Options by a Series, a certified resolution of the Fund's Board of Trustees, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate, to accept, utilize and act in accordance with such confirmations as provided in this Agreement.

2. The Custodian shall establish and maintain separate accounts in the name of each Series, and shall credit to the separate account of each Series all moneys received by it for the account of such Series. Money credited to a separate account of a Series shall be disbursed by the Custodian only:

      (a) As hereinafter provided;

      (b) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made, and the purpose for which payment is to be made; or

      (c) in payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of each Series of the Fund, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement, during such day. Where Securities are transferred to the account of a Series, the Custodian shall by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's non-proprietary account on the books of the Book-Entry System or the Depository. At least monthly and from time to time when requested by the Fund, the Custodian shall furnish the Fund with a detailed statement, of the Securities and moneys held by the Custodian for each Series of the Fund.

4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held by the Custodian hereunder which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Series for which such Securities are held, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or the Depository any Securities which the Custodian may hold hereunder and which may from time to time be registered in the name of a Series of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for each Series of the Fund hereunder:

      (a) Collect all income due or payable;

      (b) Present for payment and collect the amount payable upon such Securities which may be called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto;

      (c) Present for payment and collect the amount payable upon all Securities which may mature or be redeemed, or retired, or otherwise became payable;

      (d) Surrender Securities in temporary form for definitive Securities;

      (e) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

      (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder.

6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

      (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of a Series as owner of any Securities held by the Custodian hereunder may be exercised;

      (b) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder for the account of such Series any cash or other Securities received in exchange;

      (c) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder for the account of such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

      (d) Make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Series or the Fund; and

      (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Option, any Futures Contract or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Options, Futures Contracts, or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or futures commission merchants with respect to such Options, Futures Contracts, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Option, Futures Contract, or Futures Contract Option for which such instrument or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Option, Future Contract, or Futures Contract Option for which such instruments or such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement. Notwithstanding anything in this paragraph 7 to the contrary, however, payments to or from a Margin Account and payments with respect to Securities to which a Margin Account relates shall be made in accordance with the terms and conditions of the corresponding Margin Account Agreement.

                                   ARTICLE IV

                  Purchase and Sale of Investments of the Fund other than Options, Futures Contracts and Futures Contract Options.

1. Promptly after each purchase of Securities by a Series of the Fund, other than a purchase of an Option, a Futures Contract, a Futures Contract Option or a Forward Commitment entered into by a Series, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchase: (a) the Series which purchased such Securities; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker or other person to whom payment is to be made. Upon receipt of Securities purchased by or for a Series of the Fund, the Custodian shall pay out of the moneys held for the account of such Series the total amount payable upon such purchase to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

2. Promptly after each sale of Securities by a Series of the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option or any short sale, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sale: (a) the Series which sold such Securities; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker or other person to whom the Securities are to be delivered. The Custodian shall deliver the Securities to the broker or other person specified in the Certificate upon receipt of the total amount payable to the Series upon such sale, provided that such amount conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions.

3. Promptly after any Forward Commitment is entered into by a Series of the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Forward Commitment: (a) the Series which entered into the Forward Commitment; (b) the name of the issuer and the title of the underlying Securities; (c) the number of shares or the principal amount of the underlying Securities and accrued interest, if any; (d) the date of settlement; (e) the purchase price per unit of the underlying Securities;
      (f) the total purchase price to be paid for the underlying Securities on the settlement date; (g) the name of the broker or dealer through whom the Forward Commitment was entered into; and (h) the amount and kind of Securities and/or the amount of cash, if any, to be deposited in the Senior Security Account for such Series in connection with such Forward Commitment. In addition, the Fund shall deliver to the Custodian (or arrange for delivery to the Custodian) a broker's or dealer's statement confirming that such Forward Commitment was entered into in the name of a duly appointed and registered nominee of the Custodian as custodian for the Fund. On the settlement date for the purchase of the Securities underlying the Forward Commitment, the Fund will deliver to the Custodian a Certificate specifying the information required in paragraph 1 of this Article. Upon receipt of the Securities underlying the Forward Commitment entered into by a Series of the Fund, the Custodian shall pay out of the moneys held for the account of such Series the amount set forth in the Certificate and effect the withdrawals from the related Senior Security Account specified in the Certificate.

                                    ARTICLE V

                                     Options

1. Promptly after the purchase of any Option by a Series of the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the Series which purchased such Option; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares or principal amount subject to such Option; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Series in connection with such purchase; (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. Upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, the Custodian shall pay out of moneys held for the account of the Series specified in such Certificate the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the such amount conforms to the total amount payable as set forth in such Certificate.

2. Promptly after the sale of any Option purchased by a Series of the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series which sold such Option; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares or principal amount subject to such Option; (d) the date of sale of such Option; (e) the sale price of such Option; (f) the date of settlement; (g) the total amount payable to the Series upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the series, provided that the such amount conforms to the total amount payable as set forth in such Certificate.

3. Promptly after the exercise by a Series of the Fund of any Call Option purchased by such Series pursuant to paragraph 1 of this Article, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the Series which exercised such Call Option; (b) the name of the issuer and the title and number of shares or principal amount subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. Upon receipt of the Securities underlying the Call Option which was exercised the Custodian shall pay out of the moneys held for the account of the Series specified in such Certificate the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that such amount conforms to the total amount payable as set forth in such Certificate.

4. Promptly after the exercise by a Series of the Fund of any Put Option purchased by such Series pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put
      Option: (a) the Series which exercised such Put Option; (b) the name of the issuer and the title and number of shares or principal amount subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Put Option was exercised. Upon receipt of the amount payable upon the exercise of the Put Option, the Custodian shall deliver or direct the Depository to deliver the Securities subject to the Put Option, provided such amount conforms to the amount payable to the Series as set forth in such Certificate.

5. Whenever a Series of the Fund writes a Covered Call Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series which wrote such Covered Call Option; (b) the name of the issuer and the title and number of shares or principal amount for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Covered Call Option was written and (g) the name of the Clearing Member through whom the premium is to be received. Upon receipt of the premium specified in the Certificate with respect to such Covered Call Option, the Custodian shall deliver or cause to be delivered such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

6. Whenever a Covered Call Option written by a Series of the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series which wrote such Covered Call Option; (b) the name of the issuer and the title and number of shares or principal amount subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 5 of this Article and receipt of the total amount payable to the Series as specified in the Certificate, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate.

7. Whenever a Series of the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put
      Option: (a) the Series which wrote such Put Option; (b) the name of the issuer and title and number of shares or principal amount for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund
      (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities to be deposited into the Collateral Account for such Series. After making the deposits into the Collateral Account specified in the Certificate, the Custodian shall issue a Put Option guarantee letter substantially in the form attached hereto as Appendix ___, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

8. Whenever a Put Option written by a Series of the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series which wrote such Put Option; (b) the name of the issuer and title and number of shares or principal amount which are to be delivered to the Series upon exercise of the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Series upon such delivery; (e) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Security Account; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option and receipt of the Securities specified in the Certificate, the Custodian shall pay out of the moneys held for the account of the Series specified in the Certificate the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate, and shall effect the withdrawals from the related Series Security Account or Collateral Account specified in such Certificate.

9. Whenever a Series of the Fund purchases any Option identical to a previously written Option described in paragraph 5 or 7 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to terminate its obligation as writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction; (b) the Series which purchased the Option; (c) the name of the issuer and the title and number of shares or principal amount subject to the Option; (d) the exercise price; (e) the premium to be paid by the Series; (f) the expiration date (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account and/or the Senior Security Account for such Series. In the case of any Covered Call Option liquidated through a Closing Purchase Transaction, the Custodian, upon the return and/or cancellation of any receipt issued pursuant to paragraph 5 of this Article, shall make the payment and effect the withdrawals from the Senior Security Account and from the Segregated Account specified in the Certificate, and remove, or direct to the Depository to remove, the previously imposed restrictions on the Securities underlying the Covered Call Option. In the case of any Put Option liquidated through a Closing Purchase Transaction, upon receipt of a broker's or dealer's statement confirming the liquidation of the Fund's position as writer of such Put Option, the Custodian shall, upon the return and/or cancellation of any Put Option guarantee letter issued pursuant to paragraph 7 hereof, make the payment and effect the withdrawals from the related Senior Security Account and/or the Collateral Account specified in the Certificate.

10. Upon the expiration or exercise of, or consummation of a Closing Transaction with respect to, any Option purchased or written by a Series of the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund pursuant to paragraph 3
      Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account and/or the Senior Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

                                   ARTICLE VI

                                Futures Contracts

1. Whenever a Series of the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract (or with respect to any number of identical Futures Contract(s)): (a) the Series which entered into the Futures Contact; (b) the category of Futures Contract (the name of the underlying financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Series is buying or selling such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited by the Custodian in a Margin Account with respect to such Futures Contract and the name in which such Margin Account has been, or is to be, established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series; (i) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (j) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. Upon receipt of confirmation of purchase or sale of Futures Contracts as provided in the Margin Account Agreement, the Custodian shall make deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment out of the assets of such Series of the fee or commission, if any, specified in the Certificate and deposit in the Senior Security Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.

2(a) Any variation margin payment or similar payment required to be made by the Series to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

2(b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Series with respect to an outstanding Futures Contract, shall be received by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

3. Whenever a Futures Contract held by the Custodian hereunder is retained by a Series of the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Series which has assumed the position in the Futures Contract; (b) the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the related Margin Account and/or the Senior Security Account for such Series. Upon receipt of confirmation as provided in the Margin Account Agreement to the effect that the Futures Contract is being settled and that the Series' position in such Futures Contract is thereby terminated, the Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.

4. Whenever a Series of the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder for the account of such Series, the Fund shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the Futures Contract being offset. Upon receipt of confirmation of the offsetting transaction as provided in the Margin Account Agreement, the Custodian shall make payment out of the money held hereunder for the account of such Series of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Senior Security Account for such Series and/or the Margin Account as may be specified in such Certificate.

                                   ARTICLE VII

                            Futures Contract Options

1. Promptly after the purchase of any Futures Contract Option by a Series of the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series which purchased such Option; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and
      (i) the name of the broker, or futures commission merchant, to whom payment is to be made. Upon receipt of confirmation of the purchase of a Futures Contract Option as provided in the Margin Account Agreement, the Custodian shall pay out of the assets of such Series the total amount to be paid upon such purchase to the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

2. Promptly after the sale of any Futures Contract Option purchased by a Series of the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series which sold such Futures Contract Option; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the broker of futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Fund, provided such amount conforms to the total amount payable as set forth in such Certificate.

3. Whenever a Futures Contract Option purchased by a Series of the Fund pursuant to paragraph 1 is exercised by such Series, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series which exercised such Futures Contract Option; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise;
      (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund;
      (h) the amount of cash and/or the amount and kind of Securities to be deposited in a Margin Account, and the name in which such Margin Account is to be or has been established; (i) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall make out of the assets of such Series the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

4. Whenever a Series of the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series which wrote such Futures Option; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund; (g) the name of the broker or futures commission merchant through whom the premium is to be received; (h) if the Futures Contract Option is a put, the amount of cash and/or the amount and kind of Securities, if any, to be deposited by the Custodian in a Margin Account relating to such Futures Contract Option, and the name in which such Margin Account is to be or has been established; and (i) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series. Upon receipt of the premium specified in the Certificate, the Custodian shall make the deposits into the Margin Account (in accordance with the Margin Account Agreement) and/or into the Senior Security Account, as specified in the Certificate, out of the moneys and Securities held hereunder for the account of such Series.

5. Whenever a Futures Contract Option written by a Series of the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series which wrote such Futures Contract Option; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Series upon such exercise; (f) the net total amount, if any, payable by the Series upon such exercise; (g) the amount of cash and/or amount and kind of Securities to be deposited in a Margin Account, and the name in which such account is to be or has been established; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. Upon receipt of any confirmation required by the Margin Account Agreement and of the net total amount payable to the Series, if any, specified in such Certificate, the Custodian shall make the payments, if any, and the deposits, if any, into the Margin Account (in accordance with the Margin Account Agreement) and/or the Senior Security Account, as specified in the Certificate.

6. Whenever a Futures Contract Option which is written by a Series of the Fund and which is a put is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series which wrote such Option; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Series upon such exercise; (f) the net total amount, if any, payable by the Series upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior Security Account for such Series, if any, and/or the related Margin Account, if any. Upon receipt of the net total amount payable to the Series, if any, specified in the Certificate, the Custodian shall make the payments, if any, and the deposits, if any, into the Margin Account (in accordance with the Margin Account Agreement) and/or the Senior Security Account, as specified in the Certificate, out of the moneys and Securities held hereunder for the account of such Series.

7. Whenever a Series of the Fund purchases any Futures Contract Option identical to Futures Contract Option it has written in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series which purchases such Option; (b) that the transaction is a closing transaction;
      (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Series; (f) the expiration date; (g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the related Margin Account and/or the Senior Security Account for such Series. Upon receipt of any confirmation required by the Margin Account Agreement and of the Custodian shall make the payments and effect the withdrawals from the related Margin Account (in accordance with the Margin Account Agreement) and/or the Senior Security Account specified in the Certificate.

8. Upon the expiration, exercise, or consumption of a closing transaction with respect to, any Futures Contract Option written or purchased by a Series of the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Margin Account (in accordance with the Margin Account Agreement) and/or the Senior Security Account as may be specified in a Certificate.

9. Futures Contracts acquired by a Series of the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to
      Article VI hereof.

                                  ARTICLE VIII

                                   Short Sales

1. Promptly after any short sale by any Series of the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series which made such short sale; (b) the name of the issuer and title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement;
      (e) the sale price per unit; (f) the total amount credited to the Fund upon such sale, if any; (g) the amount of cash and/or the amount and kind of Securities, if any to be deposited in a Senior Security Account; and
      (h) the name of the broker through whom such short sale was made. Upon receipt of a statement from such broker confirming such sale and that the total amount credited to the Series upon such sale, as specified in the Certificate, is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, the Custodian shall issue a receipt or make the deposits into the Senior Security Account specified in the Certificate.

2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing-out: (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares of the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account; and
      (i) the name of the broker through whom the Fund is effecting such closing-out. Upon receipt of the net total amount payable to the Series upon such closing-out, and the return and/or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, the Custodian shall pay to the broker the net total amount payable to the broker, and make the withdrawals from the Senior Security Account, as the same as specified in the Certificate, out of moneys held hereunder for the account of such Series.

                                   ARTICLE IX

                    Loan of Portfolio Securities of the Fund

1. Promptly after each loan of portfolio Securities held by the Custodian hereunder for the account of a Series, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series which owns the loaned Securities; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery;
      (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated in the Certificate to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

2. Promptly after each termination of a loan of Securities by a Series of the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to such loan termination and return of
      Securities: (a) the Series which owns the loaned Securities; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Series, the total amount payable upon such return of Securities as set forth in the Certificate.

                                    ARTICLE X

      Concerning Margin Accounts, Senior Security Accounts, and Collateral Accounts

1. The Custodian shall, from time to time, make such additional deposits to, or withdrawals from, a Senior Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made, and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.

2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established only in accordance with the Margin Account Agreement.

      Except as otherwise expressly provided herein, the Custodian shall be under no duty or obligation to act in accordance with or with respect to any Certificate, or with any other order, direction or request of the Fund, in whatever form, with respect to any cash or Securities deposited in any Margin Account, including, without limitation, any Certificate, order, direction, or request to pay, deliver, transfer or withdraw any such cash or Securities unless such order, direction, or request is contained in a Certificate believed by the Custodian to bear the signed consent thereto of an officer, director, or employee of the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the Margin Account was established.

3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIII herein.

5. In the event the Fund furnishes the Custodian with evidence of an order of exemption or other regulatory relief under the Investment Company Act of 1940, as amended, permitting the Fund to establish with brokers and/or futures commission merchants accounts (hereinafter "Exempt Accounts") intended to replace any Margin Account, then, notwithstanding any other provisions contained herein, the Fund may substitute an instruction to deliver Securities and/or money to a broker or futures commission merchant for deposit into an Exempt Account for an instruction to deposit Securities and/or money into a Margin Account. The Custodian shall be under no duty or obligation with respect to any Securities and/or money so delivered for deposit into an Exempt Account, including any obligation to provide the Fund with any statements with respect to any Exempt Account, nor shall the Custodian have any duty or obligation with respect to operation or terms of the Exempt Account, the timely return of any such Securities or money delivered for deposit therein, or the payment by such broker or futures commission merchant of amounts to be paid to the Fund with respect to such account. The Custodian shall accept from any such broker and/or futures commission merchant any Securities and/or moneys purportedly paid out of, or distributed with respect to, any Exempt Account, when so instructed in a Certificate specifying the Series to which the same is specifically allocated.

6. On each business day, the Custodian shall furnish the Fund with a statement with respect to each Margin Account in which money or Securities are held as of the close of business on the previous business day, specifying: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Fund with respect to such Margin Account.

7. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Fund with a Statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a Certificate or Written Instructions specifying the then-current market value of the Securities described in such statement. In the event such market value is less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Fund shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.

                                   ARTICLE XI

                      Payment of Dividends or Distributions

1. The Fund shall furnish to the Custodian a copy of the resolution or resolutions of the Board of Trustees of the Fund, certified by the Trustees or any Assistant Clerk, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or (ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions, Written Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders or record as of that date and the total amount payable to the Dividend Agent on the payment date.

2. Upon the payment date specified in such resolution, Oral Instructions, Written Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent, and any sub-divided agent or co-dividend agent of the Fund with respect to such Series.

                                   ARTICLE XII

                          Sale and Redemption of Shares

1. Whenever the Fund shall sell any Shares of any Series, it shall deliver to the Custodian a Certificate duly specifying:

      (a) the Series, the number of Shares sold, trade date, and price; and

      (b) the amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

4. Except as provided hereinafter, whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

     (a) The number and Series of Shares redeemed; and (b) The amount to be paid for such Shares.

5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the separate account of the Series of Shares being redeemed the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which from time to time may be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys held in the separate account of the Series of Shares being redeemed.

                                  ARTICLE XIII

                           Overdrafts or Indebtedness

1. If the Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities by such Series, as set forth in a Certificate, Oral Instructions, or Written Instructions or which results in an overdraft in the separate account of such Series for some other reason, of if the Series is for any other reason indebted to the Custodian (except in respect of the fees of the Custodian attributable to such Series and borrowings by such Series for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to assets of a Series which is indebted to the Custodian (except with respect to fees of the Custodian attributable to such Series and borrowings by such Series for investment or for temporary or emergency purposes using securities as collateral) to the extent of 10% of such Series' assets held by the Custodian.

2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form then employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into; (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Fund on the borrowing date; (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that such account conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares of the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE XIV

                            Concerning the Custodian

1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel reasonably satisfactory to the Fund and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion, provided that such action is not in violation of applicable federal or state laws or regulations. Upon the prior agreement of the Fund, the cost of any such advice or opinion will be borne by the Fund. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents. In the event that the Custodian determines that there has been any loss or damage involving Securities of any Series of the Fund deposited with any Depository, the Custodian shall assert whatever rights, and seek whatever remedies, it shall have against the Depository with respect to such loss or damage. The Custodian shall credit to any Series' account hereunder the amount, if any, as determined by the Custodian, of the payments, if any, recovered by the Custodian from any Depository as reimbursement for any such loss or damage involving any Securities deposited by the Custodian hereunder with said Depository. In the event the Custodian in connection with such a loss or damage neither asserts such rights and seeks such remedies, nor credits to the Series' account hereunder the amount which the Fund and the Custodian agree would be recovered by any such Series from the Depository by the Custodian's assertion of such rights and remedies, then, and only then, the Fund shall be subrogated to the rights of the Custodian against the Depository.

2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

      (a) The validity of the issue of any Securities purchased, sold, or written by or for any Series of the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

      (b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

      (c) The legality of the declaration or payment of any dividend by the Fund;

      (d) The legality of any borrowing by the Fund using Securities as collateral;

      (e) The legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of any Series of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the account of any Series of the Fund is sufficient collateral, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of any Series of the Fund are lent pursuant to Article IX of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of such Series during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

      (f) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Senior Security Account, Exempt Account or Collateral Account in connection with transactions by any Series of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to any Series of the Fund of any variation margin payment or similar payment which such Series may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, or to see that any variation margin payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount such Series is entitled to receive, provided, however, that if any variation margin payment which a Series is entitled to receive or any portion of such payment is not received by the Custodian, the Custodian promptly shall notify the Trust to that effect.

3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Series of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing such Series' interest in the Book-Entry System or the Depository.

4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund not to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

6. The Custodian may appoint one or more banking institutions as Depository or Depositories, as sub-custodian or sub-custodians, or as Sub-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by a Series of the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.

7. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it, for the account of a Series of the Fund are such as properly may be held by the Fund or such Series under the provisions of its then-current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

8. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties with respect to a Series against any money held by it for the account of such Series only in accordance with paragraph 2(c) of Article III hereof. Unless and until the Fund instructs the Custodian by a Certificate to apportion among the Series in a specified manner any loss, damage, liability or expense for which the Custodian is entitled to reimbursement under the provisions of this Agreement, the Custodian shall allocate any such loss, damage, liability or expense to each Series according to such Series' pro rata share (based on the ratio of such Series' net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any such loss, damage, liability or expense. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business on the business day on which such Oral Instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Written Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

10. The Custodian shall be entitled to rely upon any instrument or notice in writing received by the Custodian and reasonably believed by the Custodian to be a certification furnished in accordance with a Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

11. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies.

12. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository, or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

13. The Fund agrees to indemnify the Custodian against and save the Custodian harmless form all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

14. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities.

15. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                   ARTICLE XV

                                Additional Series

      In the event that the Trust establishes one or more series in addition to the Thomson McKinnon U.S. Government Fund, the Thomson McKinnon Tax Exempt Fund, the Thomson McKinnon Income Fund, Thomson McKinnon U.S. Government Fund, the Thomson McKinnon Growth Fund, the Thomson McKinnon Opportunity Fund and the Thomson McKinnon Short-Term Fund, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing at least thirty (30) days in advance of the sale of shares of such series, and unless the Custodian declines in writing to provide such services within fifteen (15) days of receipt of such notice, the assets allocated to such series of shares shall be subject to this Agreement.

                                   ARTICLE XVI

                                   Termination

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the Clerk or any Assistant Clerk, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Fund , certified by the Clerk or any Assistant Clerk, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement to which it shall then be entitled.

2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery to the Fund by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the
      Fund) and moneys then owned by any Series of the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                  ARTICLE XVII

                                  Miscellaneous

1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instruction or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or on the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the new Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed and delivered to it at its offices at 90 Washington St., New York, NY 10015, or at such other place as the Custodian may from time to time designate in writing.

4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing.

5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Trustees of the Fund.

6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

7. This Agreement shall be construed in accordance with the laws of the State of New York.

8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                        THOMSON McKINNON INVESTMENT TRUST

                              By:     /s/  Robert A. Prindiville, President

Attest:  /s/ intials SKB
                              THE BANK OF NEW YORK

                                    By:   /s/  L. Farello
Attest:  /s/ S. Sina

                                 AMENDMENT NO. 1
                          Dated as of February 14, 1992

                                     to the
                     AMENDED AND RESTATED CUSTODY AGREEMENT
                         Dated as of September 13, 1985
                                     between
                               THOMSON FUND GROUP
                                       and
                              THE BANK OF NEW YORK


      THIS AMENDMENT NO. 1, dated as of February 14, 1992, is made between THOMSON FUND GROUP (formerly, Thomson McKinnon Investment Trust), a Massachusetts business trust (the "Fund"), and THE BANK OF NEW YORK, a New York corporation (the "Custodian").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto entered into a Custody Agreement dated as of February 23, 1984 which was amended and restated by an Amended and Restated Custody Agreement dated September 13, 1985 (the "Custody Agreement"), pursuant to which the Custodian agreed to act as custodian of all the Securities and moneys at any time owned by any Series of the Fund during the period of the Custody Agreement,

      WHEREAS, pursuant to Article XV of the Custody Agreement, the parties hereto desire to have the Custodian render services as custodian under the terms of the Custody Agreement, as amended hereby, of all the Securities and money owned by the Thomson Global Fund commencing on February 14, 1992 (the "Effective Date") and

      WHEREAS, the parties hereto desire to amend the Custody Agreement to (i) accommodate the custody of assets of any Series of the Fund outside the United States in accordance with Rule 17f-5 promulgated under the Investment Company Act of 1940, as amended (the "1940") and (ii) add Participants Trust Company to the definition of "Depository" as used in the Custody Agreement,

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree with one another as follows:

      Reference to Definitions. Terms defined in the Custody Agreement, as amended hereby, and not otherwise defined herein are used with the meaning so defined.

      Amendments. Effective upon the Effective Date, the Custody Agreement is hereby amended as follows:

      2.1 Addition of Article XV. A new Article is hereby added immediately after Article XIV of the Custody Agreement as follows:

                                   ARTICLE XV

      DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' "foreign securities" (as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended ("foreign securities")) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Exhibit D ("foreign sub-custodians") hereto to carry out their respective responsibilities in accordance with the terms of the subcustodian agreement between each such foreign sub-custodian and the Custodian, copies of which have been previously delivered to the Fund and receipt of which is hereby acknowledged (each such agreement, a "foreign sub-custodian agreement"). The Custodian shall be liable for the acts and omissions of each foreign sub-custodian constituting negligence or willful misconduct in the conduct of its responsibilities under the terms of the foreign sub-custodian agreement. Upon receipt of a Certificate, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Exhibit D hereto from time to time to designate additional foreign banking institutions and foreign securities depositories and clearing agencies to act as foreign sub-custodians.

2. The Custodian hereby represents and warrants to the Fund that each foreign subcustodian agreement previously delivered to the Fund governs the direct relationship between the Custodian and the foreign sub-custodian with respect to subcustody of each Series' foreign securities and other assets. The Custodian agrees not to amend any such foreign subcustodian agreement in a manner adverse to any Series' interest without the prior written consent of the Fund.

3. The Custodian shall identify on its books as belonging to each Series of the Fund the foreign securities of such Series held by each foreign sub-custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a foreign banking institution as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent that the Fund or any Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

4. Upon request of the Fund, the Custodian will, pursuant to the terms of the applicable foreign sub-custodian agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian on behalf of the Fund.

5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the Securities and other assets of each Series held by foreign sub-custodians, including but not limited to an identification of foreign banking institutions having possession of each Series' foreign securities and other assets and advices or notifications of any transfers of foreign securities to or from each custodial account maintained by a foreign sub-custodian for the Custodian on behalf of the Series indicating, as to foreign securities acquired for the Series, the identity of the foreign banking institution having physical possession of such foreign securities.

6. The Custodian shall furnish annually to the Fund, as mutually agreed upon, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of the use of foreign sub-custodians by the Custodian and, in any event, shall include information pertaining to (i) the foreign sub-custodians' financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the foreign sub-custodians would provide a level of safeguards for safekeeping and custody of securities not materially different from those prevailing in the United States. The Custodian shall (a) monitor the day-to-day services and reports provided to it by each foreign sub-custodian, (b) at least annually, obtain and review the annual financial report published by such foreign sub-custodian to determine that it meets the financial criteria of an "Eligible Foreign Custodian" under Rule 17f-5(c)(2)(i) or (ii), and (c) on a periodic basis inspect physically the operations of such foreign sub-custodian. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns that a foreign sub-custodian no longer satisfies the financial criteria of an "Eligible Foreign Custodian" under Rule 17f-5 of the Investment Company Act of 1940, as amended, or otherwise learns of a material adverse change in the financial condition of a foreign sub-custodian. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more of such foreign sub-custodians for maintaining custody of the assets of one or more Series as specified in such Certificate. The Custodian agrees that it will use reasonable care in monitoring compliance by each foreign sub-custodian with the terms of the relevant foreign sub-custodian agreement and that if it has knowledge of any breach by such sub-custodian of such foreign sub-custodian agreement having a material adverse effect on any Series it will promptly notify the Fund of such breach. The Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant foreign sub-custodian agreement.

7. The provisions of this Article XV shall not apply where the custody of the Fund's assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940, as amended, which meets the qualification set forth in
      Section 26(a) of said Act.

8. The Custodian shall transmit promptly to the Fund all proxies, proxy solicitation materials, notices, reports or other communications or written information (including, without limitation, information concerning pendency of calls and maturity, expiration or rights and notices of exercises of calls) received by the Custodian from any foreign sub-custodian with respect to any of the Fund's foreign securities.

9. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of Securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.


2.2 Amendment to Article XIV, Section 6. Article XIV, Section 6, of the Custody Agreement is hereby amended to add the following prefatory phrase:
      "Subject to Article XV hereof,".

2.3 Renumbering of Certain Articles. Articles XV, XVI and XVII of the Custody Agreement are hereby renumbered as Articles XVI, XVII, and XVIII, respectively, and all references to such Articles contained in the Custody Agreement are hereby modified accordingly.

2.4   Amendment to Article I, Section 8. The first sentence of Article 1,
      Section 8, of the Custody Agreement is hereby amended by substituting therefor the following sentence: " ' Depository' shall mean each of The Depository Trust Company ("DTC") and Participants Trust Company ("PTC"), each a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees."

      Addition of Thomson Global Fund. As contemplated by Article XV of the Custody Agreement, upon the Effective Date, the parties hereto agree that the Custodian shall render custodial services to the Thomson Global Fund under the terms of the Custody Agreement as amended hereby.

      Addition of Exhibit D. Exhibit D attached hereto is hereby incorporated into and made a part of the Custody Agreement.

      Representatives and Warranties. Each party hereto represent and warrants to the other that: (a) it has full power and authority to enter into and perform this Amendment in accordance with its terms; and (b) this Amendment has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable in accordance with the terms of this Amendment, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application, the enforcement of creditors' rights generally, rules of law governing specific performance injunctive relief and other equitable remedies.

      Board Resolutions. Within a reasonable time after execution hereof the Fund shall furnish to the Custodian a certified copy of the resolution(s) of the Fund's Board of Trustees approving this Amendment.

      Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Custody Agreement shall remain unmodified, and the Custody Agreement as amended hereby is newly confirmed as being in full force and effect. Changes in or additions to the Custody Agreement, as amended hereby, may be made if agreed to in writing by the parties hereto. The Custody Agreement, as amended hereby, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and prior understandings or agreements concerning the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Amendment shall be governed by, and construed in accordance with, the laws of New York. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.


                               THOMSON FUND GROUP

Attest: \s\ Samuel C. Newman        By: \s\ Robert A. Prindiville
----------------------------                ---------------------
                                 Title: President


                              THE BANK OF NEW YORK

Attest: \s\ Joseph F. Keenan        By: \s\ Fred Riccardi
----------------------------                -------------
                                 Title: Senior Vice President

                                    AMENDMENT

      AMENDMENT made as of this 11th day of May, 1995 to that certain custody agreement dated September 13, 1985 (the "Custody Agreement") between The Bank of New York as Custodian (the "Custodian") and PIMCO Advisors Funds (the "Fund") a Massachusetts business trust.

      WHEREAS, the Custodian and Fund have previously entered into a Custody Agreement;

      WHEREAS, the Fund and the Custodian desire to amend the Custody Agreement to provide for the electronic transmission of instructions from the Fund to the Custodian; and

      WHEREAS, the Trustees of the Fund have approved the amendment of the Custody Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration for the mutual promises set forth, the Fund and the Custodian agree to amend the Custody Agreement as follows:

1. The definition of the term "Certificate" in Article I is hereby amended to read in its entirety as follows:

      "Certificate" shall mean any notice, instruction, or any other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Officers, and the term Certificate shall also include instructions by the Fund to the Custodian communicated by a Terminal Link."

2. The definition of the term "Officer" in Article I is hereby amended to read in its entirety as follows:

      "Officer" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer or employee of the Fund, duly authorized by the Trustees of the Fund to execute any certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

3. Article I is hereby further amended by the addition of the following defined term:

      "Terminal Link" shall mean an electronic data transmission link between the Fund, an Intermediary, if any, (as hereinafter defined), and the Custodian requiring in connection with each use of the Terminal Link or on behalf of the Fund use of an authorization code provided by the Custodian and at least two access codes established by the Fund. As used herein the term "Intermediary" shall mean a third party that maintains a transmission line to the Custodian and has been selected by the Fund to receive electronic data transmissions from the Custodian or the Fund and forward the same to the Fund or the Custodian, respectively.

4.    A new Article shall be added to read in its entirety as follows:

      1. The Terminal Link shall be utilized by the Fund only for the purpose of the Fund providing Certificates to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Fund Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Fund. Such use shall commence only after the Fund shall have delivered to the Custodian a Certificate substantially in the form of Appendix I and shall have established access codes and safekeeping procedures to safeguard and protect the confidentiality and availability of such access codes and shall have reviewed the safekeeping procedures established by the Intermediary, if any, to assure that transmissions input by the Fund, and only such transmissions, are forwarded by the Intermediary, if any, to the Custodian without any alteration or omission. Each use of the Terminal Link by the Fund shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Fund, that the Intermediary, if any, has safekeeping procedures reviewed by the Fund to assure that all transmissions inputted by the Fund, and only such transmissions, are forwarded by the Intermediary to the Custodian without any alteration or omission by the Intermediary, and that such use does not contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

      2. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

      3. The Fund acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public and excluding information transmitted by means of, but not otherwise related to, the Terminal
            Link) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Fund shall, and shall cause others to which it discloses the Information, including, without limitation the Intermediary, to keep the Information confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

      4. Upon termination of this Agreement for any reason, the Fund shall return to the Custodian any and all copies of the Information which are in the Fund's possession or under its control, or which the Fund distributed to third parties, including, without limitation, the Intermediary. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

      5. The Custodian reserves the right to modify the Terminal Link from time to time without notice to the Fund or the Intermediary, if any, except that the Custodian shall give the Fund notice not less than 90 days in advance of any modification which would materially adversely affect the Fund's operation, and the Fund agrees that neither the Fund not the Intermediary, if any, shall modify or attempt to modify the Terminal Link without the Custodian's prior written consent. The Fund acknowledges that any software or procedures provided the Fund or the Intermediary as part of the Terminal Link are the property of the Custodian and, accordingly, the Fund agrees that any modifications to the Terminal Link, whether by the Fund, the Intermediary or the Custodian's consent, shall become the property of the Custodian.

      6. Neither the Custodian nor any manufacturers, if any, and suppliers it, the Fund, or the Intermediary, if any, utilized in connection with the Terminal Link makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

      7. The Fund will cause its Officers and employees, and the Custodian will cause its officers and employees to treat the authorization codes and access codes applicable to Terminal Link with extreme care, and the Fund and the Custodian each irrevocably authorizes the other to act in accordance with and rely on Certificates and notices received by it through the Terminal Link. The Fund and the Custodian each acknowledge that it is its responsibility to assure that only its Officers and authorized persons of the Intermediary, if any, in the case of the Fund, and authorized persons in the case of the Custodian use the Terminal Link on its behalf, and that a party shall not be responsible nor liable for use of the Terminal Link on behalf of the other party by persons other than such person or Officers, or by only a single Officer, not for any alteration, omission, or failure to promptly forward by the Intermediary, if any.

      8(a) Except as otherwise specifically provided in Section 8(b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to Terminal Link for money damages suffered as the direct result of the negligence of the Custodian in an amount not exceeding for any incident $100,000 provided, however, that the Custodian's liability under this Section 8 shall be reduced to the extent any failure by the Fund to comply with the provisions of Section 10 contributed to such loss, damage, injury, claim, cost or expense.

      8(b) The Custodian's liability for its negligence in executing or failing to execute in accordance with a Certificate received through Terminal Link shall be only with respect to a transfer of funds which is not made in accordance with such Certificate after such Certificate shall have been duly acknowledged by the Custodian, but such liability shall be reduced or eliminated to the extent any failure by the Fund to comply with the provisions of Section 11 of this Article contributed to all or any part of the failure to transfer, and the Custodian's liability shall be limited to (i) restoration of the principal amount mistransferred, if and to the extent that the Custodian would be required to make such restoration under applicable law, and (ii) the lesser of (A) the Fund's actual pecuniary loss incurred by reason of its loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of the use of the mistransferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average federal funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for federal funds, for the period during which the Fund has lost use of such funds. In no event shall the Custodian have any liability for failure to execute in accordance with a Certificate a transfer of funds where the Certificate is received by the Custodian through Terminal Link other than through the applicable transfer module for the particular instructions contained in such Certificate.

      9. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or consequential damages which the Fund or the Intermediary may incur or experience by reason of its use of the Terminal Link even if the Custodian or any manufacturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar labor difficulties or any other similar or dissimilar cause.

      10. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, or (ii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund or the Intermediary whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

      11. The Custodian shall acknowledge to the Fund or to the Intermediary, if any, by use of the Terminal Link, receipt of each Certificate the Custodian receives through the Terminal Link, and in the absence of such acknowledgment, the Custodian shall not be liable for any failure to act in accordance with such Certificate and the Fund may not claim that such Certificate was received by the Custodian. Such verification, which may occur after the Custodian has acted upon such Certificate, shall be accomplished on the same day on which such Certificate is received.

5. References in this Amendment to the Custody Agreement are to the Custody Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereto affixed as of the day and year first above written.

                                     NOTICE

      The Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or the holders of shares of any series of the Fund individually but are binding only upon the assets and property of the relevant series of the Fund.

                                          THE BANK OF NEW YORK
        [SEAL]
        Attest:
                                          By: \s\ Fred Recardi
                                              -----------------------------
                                              Senior Vice President
By: \s\ Joseph F. Keenan
    -----------------------------
                                          PIMCO ADVISORS FUNDS

                                          By: \s\ Robert A. Prindiville
                                              -----------------------------
                                              President